Exhibit 17.3

LETTER OF RESIGNATION

I, George M. Rock Rutherford, hereby submit my resignation as President and Chief Executive Officer to the Board of Directors of AGR Tools, Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 29 of the Company’s Bylaws. My decision to resign as President and Chief Executive Officer of the Company does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: G.M. Rock Rutherford
By: George M. Rock Rutherford
Title: Chief Executive Officer
          President

Dated: January 30, 2012

LETTER OF RESIGNATION

I, George M. Rock Rutherford, hereby submit my resignation as Director to the Board of Directors of AGR Tools, Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 18 of the Company’s Bylaws. My decision to resign from the Board of Directors does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: G.M. Rock Rutherford
By: George M. Rock Rutherford
Title: Director

Dated: January 30, 2012

LETTER OF RESIGNATION

I, George M. Rock Rutherford, hereby submit my resignation as an officer of the Board of Directors of AGR Stone & Tools (USA), Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 29 of the Company’s Bylaws. My decision to resign as President and Chief Executive Officer of the Company does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: G.M. Rock Rutherford
By: George M. Rock Rutherford
Title: Chief Executive Officer
          President

Dated: January 30, 2012

LETTER OF RESIGNATION

I, George M. Rock Rutherford, hereby submit my resignation as Director to the Board of Directors of AGR Stone & Tools (USA), Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 18 of the Company’s Bylaws. My decision to resign from the Board of Directors does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: G.M. Rock Rutherford
    By: George M. Rock Rutherford
Title: Director

Dated: January 30, 2012